As filed with the Securities and Exchange Commission on May 8, 2015
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                    UVIC INC.
             (Exact name of registrant as specified in its charter)

                                      Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                    30-0796392
                      (IRS Employer Identification Number)

                                       7372
            (Primary Standard Industrial Classification Code Number)

                           2235 E. Flamingo Rd., #100G
                               Las Vegas, NV 89119
                                Tel. 702-608-4543
                            Email: uvicinc@gmail.com
          (Address and telephone number of principal executive offices)

                              INCORP SERVICES, INC.
                         2360 CORPORATE CIRCLE, STE. 400
                          HENDERSON, NEVADA 89074-7722
                               Tel. (702) 740-4244
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated Filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                          Offering     Aggregate
Securities to         Amount to be       Price Per     Offering     Registration
be Registered         Registered (1)      Share (2)      Price          Fee
--------------------------------------------------------------------------------
Common Stock            7,000,000           $0.01       $70,000         $8.13
================================================================================
(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

                                    UVIC INC.
                        7,000,000 SHARES OF COMMON STOCK
                                 $0.01 PER SHARE

This is the initial offering of common stock of Uvic Inc. and no public market currently exists for the securities being offered. We are registering for sale a total of 7,000,000 shares of common stock at a fixed price of $0.01 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Iuldashkhan Umurzakov, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Umurzakov will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 7,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 7,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Uvic Inc. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 5 THROUGH 12 BEFORE BUYING ANY SHARES OF UVIC INC.'S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION, DATED __________, 2015

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                          3
RISK FACTORS                                                                5
FORWARD-LOOKING STATEMENTS                                                 12
USE OF PROCEEDS                                                            13
DETERMINATION OF OFFERING PRICE                                            13
DILUTION                                                                   13
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                 14
DESCRIPTION OF BUSINESS                                                    20
LEGAL PROCEEDINGS                                                          22
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                23
EXECUTIVE COMPENSATION                                                     24
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             26
PLAN OF DISTRIBUTION                                                       27
DESCRIPTION OF SECURITIES                                                  29
INDEMNIFICATION                                                            30
INTERESTS OF NAMED EXPERTS AND COUNSEL                                     30
EXPERTS                                                                    30
LEGAL MATTERS                                                              31
AVAILABLE INFORMATION                                                      31
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                      31
INDEX TO THE FINANCIAL STATEMENTS                                         F-1

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "UVIC INC." REFERS TO UVIC INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                    UVIC INC.

Uvic Inc. was incorporated in Nevada on August 21, 2013. We are development stage company and intend to commence operations in the business of developing a web catalog integrated within the inventory count of any kind of shops aimed at all sorts of customers willing to acquire goods of any purpose. Our catalog is about to be based on the website platform demonstrating the availability of different goods intended for different purposes. The website mentioned above will permit the end commercial customers to order, purchase, or to put a hold on the goods in the shop itself. We intend to engage in business activity, however, there is no assurance that we will be successful in developing our marketable product.

We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $27,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any revenue in the first 12 months after completion our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 2235 E. Flamingo Rd., #100G, Las Vegas, NV 89119. Our phone number is 702-608-4543.

From inception (August 21, 2013) until the date of this filing, we have had limited operating activities. On February 24, 2015 we signed the Service Agreement. Our financial statements from inception (August 21, 2013) through March 31, 2015, reports 1,307 of revenue and a net loss of $1,594. Our independent registered public accounting firm has issued an audit opinion for Uvic Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our company, developed our business plan, signed the Service Agreement, dated February 24, 2015, researching the market and are looking for additional potential clients.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $27,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $27,000, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:                   UVIC INC.

Securities Being Offered:     7,000,000 shares of common stock.

Price Per Share:              $0.01

Duration of the Offering:     The shares will be offered for a period of one
                              hundred and eighty (180) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (180 days from the effective date of this prospectus), (ii) the date when the sale of all 7,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 7,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds:               $70,000

Securities Issued and
Outstanding:                  There are 7,000,000 shares of common stock issued
                              and outstanding as of the date of this prospectus, held by our sole officer and director, Iuldashkhan
                              Umurzakov. If we are successful at selling all the shares in this offering, we will have 14,000,000 shares issued and outstanding.

Subscriptions:                All subscriptions once accepted by us are
                              irrevocable.

Registration Costs:           We estimate our total offering registration costs
                              to be approximately $8,000.

Risk Factors:                 See "Risk Factors" and the other information in
                              this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $70,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from August 21, 2013 (Inception) to March 31, 2015:

FINANCIAL SUMMARY

                                                              March 31, 2015 ($)
                                                              ------------------
                                                                  (Audited)

Cash and Deposits                                                   3,507
Total Assets                                                        6,157
Total Liabilities                                                     751
Total Stockholder's Equity                                          5,406

STATEMENT OF OPERATIONS

                                                               Accumulated From
                                                                August 21, 2013
                                                                (Inception) to
                                                              March 31, 2015 ($)
                                                              ------------------
                                                                  (Audited)

Revenue                                                             1,307
Total Expenses                                                      2,901
Net Loss for the Period                                            (1,594)

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the "Plan of Operation" section of this prospectus. As of March 31, 2015, we had cash in the amount of $3,507 and liabilities of $751. As of this date, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $27,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Iuldashkhan Umurzakov, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Umurzakov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on August 21, 2013 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have no experience in the social media or internet industries, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our website will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

ANY SIGNIFICANT DISRUPTION IN OUR WEB SERVICE COULD RESULT IN A LOSS OF
CUSTOMERS.

Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of the website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our web catalog unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

OUR WEB CATALOG MAY BE DISPLACED BY NEWER TECHNOLOGY.

Internet technologies are undergoing rapid and significant technological change. Other companies may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our product obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes through the development and introduction of new products. We may not have the resources to do this. If our product candidates become obsolete and our efforts to secure and develop new products do not result in any commercially successful products, our sales and revenues will decline.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE. The business of niche of web development is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful websites operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful. These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Umurzakov, our sole officer and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Umurzakov may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Iuldashkhan Umurzakov for all of our operations. The loss of Mr. Umurzakov would have a substantial negative effect on our company and may cause our business to fail. Mr. Umurzakov has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Umurzakov's services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Iuldashkhan Umurzakov, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Iuldashkhan Umurzakov, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

OUR EXECUTIVE OFFICERS DO NOT RESIDE IN THE UNITED STATES. THE U.S. STOCKHOLDERS WOULD FACE DIFFICULTY

Our executive officers do not reside in the United States. The U.S. stockholders would face difficulty in:

     *    effecting service of process within the United States on our officers;
     * enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
     * enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and
     * bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     - have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     - provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;
     - comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     - submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     - disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on August 21, 2013, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.
This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $70,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. UMURZAKOV DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Umurzakov does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Uvic Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Iuldashkhan Umurzakov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Umurzakov's verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR REPORTING OBLIGATIONS UNDER SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE SUSPENDED AUTOMATICALLY IF WE HAVE FEWER THAN 300 SHAREHOLDERS OF RECORD ON THE FIRST DAY OF OUR FISCAL YEAR.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission's proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock's liquidity, if any, affecting your ability to resell our common stock.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 7,000,000 shares are currently issued and outstanding. If we sell the 7,000,000 shares being offered in this offering, we would have 14,000,000 shares issued and outstanding. As discussed in the "Dilution" section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten and "best-efforts" basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $70,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

                                    If 50%            If 75%           If 100%
                                  shares sold       shares sold      shares sold
Description                          Fees              Fees             Fees
-----------                          ----              ----             ----
GROSS PROCEEDS                      35,000            52,500           70,000
Offering expenses                    8,000             8,000            8,000
NET PROCEEDS                        27,000            44,500           62,000
SEC reporting and compliance        10,000            10,000           10,000
Office Leasing                       3,000             3,000            3,000
Establishing an Office               2,000             3,000            4,000
Equipment                            2,000             4,500            6,000
Website Development                  2,000             6,000            9,000
Marketing                            3,000             8,000           15,000
Staff                                5,000            10,000           15,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Iuldashkhan Umurzakov, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Umurzakov's verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Mr. Umurzakov will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Umurzakov. Mr. Umurzakov will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of March 31, 2015 was $5,406 or approximately $0.0007 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2015.

The following table sets forth as of March 31, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

Percent of Shares Sold from Maximum
 Offering Available                                         50%                75%             100%
Offering price per share                                  0.01               0.01             0.01
Post offering net tangible book value                   32,406             49,906           67,406
Post offering net tangible book value
 per share                                              0.0031             0.0041           0.0048
Pre-offering net tangible book value
 per share                                              0.0008             0.0008           0.0008
Increase (Decrease) in net tangible book
 value per share after offering                         0.0023             0.0033           0.0040
Dilution per share                                      0.0077             0.0067           0.0060
% dilution                                                  77%                67%              60%
Capital contribution by purchasers of shares            27,000             44,500           62,000
Capital Contribution by existing stockholders            7,000              7,000            7,000
Percentage capital contributions by
 purchasers of shares                                    79.41%             86.41%           89.86%
Capital Contribution by existing stockholders
 stockholders                                            20.59%             13.59%           10.14%
Gross offering proceeds                                 35,000             52,500           70,000
Anticipated net offering proceeds                       27,000             44,500           62,000
Number of shares after offering held by
 public investors                                    3,500,000          5,250,000        7,000,000
Total shares issued and outstanding                 10,500,000         12,250,000       14,000,000
Purchasers of shares percentage of ownership
 after offering                                          33.33%             42.86%           50.00%
Existing stockholders percentage of ownership
 after offering                                          66.67%             57.14%           50.00%

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
     * provide an auditor attestation with respect to management's report on the effectiveness of our internal controls over financial reporting;
     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $3,507 as of March 31, 2015. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Iuldashkhan Umurzakov, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of March 31, 2015, Mr. Umurzakov has advanced to us $751. Mr. Umurzakov, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require a minimum of $27,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 2235 E. Flamingo Rd., #100G, Las Vegas, NV 89119. Our phone number is 702-608-4543.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our "Plan of Operation" below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $70,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

                                PLAN OF OPERATION

We were incorporated in the State of Nevada on August 21, 2013. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

Our business consists of developing a web catalog integrated within the inventory count of any kind of shops aimed at all sorts of customers willing to acquire goods of any purpose. On February 24, 2015 we signed the Service Agreement. We plan to offer our web catalog to our potential clients mostly in United States. However, there is no assurance that we will be successful in developing our marketable product.
We intend to spend money on research and development when our business plan is complete in order to develop web catalog. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 180 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows.

OFFICE LEASING
Time Frame: 1st-12th months
$3,000

We are leasing the office at 2235 E. Flamingo Rd., #100G, Las Vegas, NV 89119 since November 8, 2014. Our yearly leasing fees are approximately $3,000.

ESTABLISHING THE OFFICE
Time Frame: 1st-3d months
$2,000-4,000

We require the necessary equipment to continue our operations. We plan to purchase office equipment and furniture. We believe that it will cost us at least $2,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we intend to buy better equipment with advanced features that will cost us approximately $3,000. In the event we sell all of the shares offered we plan to buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $4,000.

EQUIPMENT
Time Frame: 4th-6th months
$2,000-6,000

We intend to purchase the professional equipment. We had already bought one PC as asset for our daily operatons and we plan to buy more additional PCs with advanced features. We also intend to buy one server and computer hub. We intend to spend $2,000 minimum for the equipment and in case we sell 50%, 75% and 100% of the shares we will buy better equipment. It will cost about $4,000, $4,500 and $5,000 accordingly.

WEBSITE DEVELOPMENT
Time Frame: 1st-12th months
$2,000-9,000

We intend to develop our web-catalog and to research new system opportunities. We plan to create website with using different software platforms. We are going to develop programming code and order the webdesign for specific templates. We plan to buy professional software for programming our web catalog. We plan to buy advanced licenses for multiple workstations in order to support business growth and development. Our director will be responsible for programming. We plan to spend minimum $2,000. As of the date of this prospectus we have not yet identified or registered any domain names for our website. We have a written agreement with the freelance web designer only.

MARKETING
Time Frame: 6th-12th months
$3,000-15,000

We plan to use online marketing, direct sales, presentations as the marketing instruments. We intend to use marketing strategies, such as web advertisements, social communities marketing, direct mailing, and phone calls to acquire potential customers. We believe that the key marketing strategy for our type of business is online marketing. We intend to spent $3,000 minimum.

STAFF
Time Frame: 6th-12th months
$5,000-15,000

We plan to work with freelance photographers, models, and web-designers. We also intend to hire a salesperson that will be responsible for our sales and finding new clients for our company. In case we sell 75% and 100% of the shares we plan to hire more professional staff.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTH PERIOD

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

                                    If 50%            If 75%           If 100%
                                  shares sold       shares sold      shares sold
Description                          Fees              Fees             Fees
-----------                          ----              ----             ----
GROSS PROCEEDS                      35,000            52,500           70,000
Offering expenses                    8,000             8,000            8,000
NET PROCEEDS                        27,000            44,500           62,000
SEC reporting and compliance        10,000            10,000           10,000
Office Leasing                       3,000             3,000            3,000
Establishing an Office               2,000             3,000            4,000
Equipment                            2,000             4,500            6,000
Website Development                  2,000             6,000            9,000
Marketing                            3,000             8,000           15,000
Staff                                5,000            10,000           15,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.
We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

RESULTS OF OPERATIONS

FROM INCEPTION ON AUGUST 21, 2013 TO MARCH 31, 2015

During the period we incorporated the company, prepared a business plan and signed the Servise Agreement, dated February 24, 2015. Our loss since inception is $1,594. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2015, the Company had $3,507 cash and our liabilities were $751, comprising $751 owed to Iuldashkhan Umurzakov, our sole officer and director. As of March 31, 2015 our cash balance was $3,223. Our current monthly cash usage is roughly $833 a month. The amount of time our present capital will last at this rate is approximately four months. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $27,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 7,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for net proceeds of $7,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Iuldashkhan Umurzakov, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Umurzakov has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Umurzakov's verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $27,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company's management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of
Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $27,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

                             DESCRIPTION OF BUSINESS

IN GENERAL

We intend to develop a web catalog integrated within the inventory count of any kind of shops aimed at all sorts of customers willing to acquire goods of any purpose. Our catalog is about to be based on the website platform demonstrating the availability of different goods intended for different purposes. The website mentioned above will permit the end commercial customers to order, purchase, or to put a hold on the goods in the shop itself. We plan to provide the customers with the uptodate information concerning available goods and second, the onlineshop service will be offered, as an optional one. For instance, the end commercial customer will be able to put a hold on the goods in a shop using our web catalog . These goods will be automatically marked as "hold on/suspended", so the user will only need to go to the shop to pay for the goods he chose. Also, we plan to develop a mobile application with all the functions of the website.

Our principal office address is located at 2235 E. Flamingo Rd., #100G, Las Vegas, NV 89119. Our telephone number is 702-608-4543. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have not earned any revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

BUSINESS MODEL DESCRIPTION

We consider creating a web platform in a form of a web catalog to distribute various goods aimed at different categories of the end commercial users. Our principal incomes are planned to be advertising collaterals (the information about the shops listed in our catalog). In turn we propose special services, divided into the following stages:

PREPARATORY.

This stage is meant to organize preparatory work with our clients before placing the articles of merchandize into our catalog. To carry out this stage we formulate a proposal which meets the expectations of our clients on how to promote their goods with the help of our catalog.

DEALING WITH ARTICLES OF MERCHANDIZE.

Soon after the items of commerce are selected, we plan to offer a professional photoshoot of the goods and 3d visualisation. We look forward to working with modeling agencies to have professional models involved, in cases where photoshoots of clothes are required.

DESIGN AND THE WEB PAGE

When the photographs are made we resolve photo editing and 3d rigging. After this work is complete, the web page of a particular shop is designed and placed into our web catalog. Every shop has its own system of inventory procedures, monitoring of stock balans, sales or pricing. We purpose of integrating those inventory systems into the one of our web catalog.

LAUNCH

After all the stages mentioned above are all complete, our client will be able to possess a prepared web page where a commercial user may access the goods of our client listed in the catalog.

CLIENTS

We mainly aim at B2B market, at companies willing to have their goods presented on the Internet. Goods in mass demand are planned to be presented on our website. We think of dividing the clients into the following categories:

     - COMPANIES without the websites of their own, but willing to have their goods presented on the Internet. To the present date, there are many companies which do not have their website designed but they already have strong need to be promoted via world wide web. Thus, our web catalog is meant to be a starting point of their promotion and success.
     - COMPANIES possessing a website of their own but willing to expand their presence on the Internet. Some companies need additional presence of their goods on the Internet. We plan to include the information about goods of such clients into our catalog.
     - TRADE CENTERS OR SINGLEPURPOSE SHOPS. Many trade centers may place the information concerning particular boutiques within mentioned trade centers and the goods they sell.
     - PRIVATE PERSONS. People willing to use our services of the onlineshop to order goods with delivery.

MARKETING AND ADVERTISING

We plan to conduct an active marketing campaign to promote our web catalog. Our marketing strategy follows the next steps:

     - SEARCH ENGINE OPTIMIZATION (SEO). We plan to pay great attention to online promotion of our catalog. We target to promote our web catalog to the first lines of search results at websites as Google.com, Yahoo.com, Aol. com, Bing.com, Ask.com.
     - SOCIAL NETWORKS. We plan to promote our web catalog in different social networks, for instance, Facebook, Twitter or Instagram.
     - PRESENTATIONS AND EXHIBITIONS. We offer participation in different exhibitions and conferences dedicated to web technologies. Moreover, we intend to participate in displays of those goods which might be included in our web catalog.
     - DIRECT SALES. We may offer placing goods into our catalog through direct sales. We intend to hire sale managers whose task is make phone calls and arrange appointments with our target clients.

COMPETITION

As to the present date, there are many companies with similar services. There are the few barriers of entry in the business and level of competition is extremely high. We think that our main competitive advantage is a possibility to integrate inventory systems of shops into our web catalog. We intend to focus our forces on the specific needs related to our potential clients.

REVENUE

Our principal income is planned to be based on the following grounds:

     1.   Selling of advertising spaces.
     2.   Commission fees for the sales on our web catalog platform.
     3. Additional services such as a custom design of a web page of a particular shop, absence of rivals' advertisements on the web page of a shop, etc.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES.

We are a development stage company and currently have no employees. Iuldashkhan Umurzakov, our sole officer and director, in a non-employee officer and director of the Company. We intend to hire employees on an as needed basis.

OFFICES

Our business office is located at 2235 E. Flamingo Rd., #100G, Las Vegas, NV 89119. We are leasing this office since November 2014. Our telephone number is 702-608-4543.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

                                LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

           DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive
   Officer and/or Director        Age               Position
   -----------------------        ---               --------

Iuldashkhan Umurzakov             39    President, Treasurer, Secretary and
2235 E. Flamingo Rd., #100G             Director (Principal Executive, Financial
Las Vegas, NV 89119                     and Accounting Officer)

Iuldashkhan Umurzakov has acted as our President, Treasurer, Secretary and sole Director since we incorporated on August 21, 2013. Mr. Umurzakov owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Umurzakov was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Mr. Umurzakov graduated from Kyrgyz National University named after Jusup Balasagyn, Faculty of mathematics, informatics and cybernetics in 1996. Since 1996 till 2001 he worked such as system administrator in LLC "Kyrgcomservice". He was responsible for computer system support and IT programming. He established his own web-studio as a sole proprietor "IulUm & Partners" in 2001. The web-studio has been developing corporate websites, blogs, web platforms. For the last 5 years Mr. Umurzakov has been freelance web developer. We believe that Mr. Umurzakov's specific experience, qualifications and skills will enable to develop our web catalog.

During the past ten years, Mr. Umurzakov has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Umurzakov was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Umurzakov's involvement in any type of business, securities or banking activities.
     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
     5. Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
     6. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
     7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
          i.   Any Federal or State securities or commodities law or regulation;
               or
          ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
          iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

     8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

                                 TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

                              DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Iuldashkhan Umurzakov, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on August 21, 2013 until March 31, 2015:

SUMMARY COMPENSATION TABLE

                                                                     Non-Equity
    Name and                                    Stock    Option    Incentive Plan    All Other      All Other
   Principal                  Salary    Bonus  Awards    Awards    Compensation    Compensation    Compensation   Total
    Position        Period      ($)      ($)     ($)       ($)          ($)             ($)             ($)        ($)
    --------        ------    ------    -----  ------    ------    ------------    ------------    ------------   -----
Iuldashkhan      August 21,     -0-      -0-     -0-       -0-          -0-             -0-             -0-        -0-
Umurzakov,       2013 to
President,       March 31,
Secretary and    2015
Treasurer

There are no current employment agreements between the Company and its Officer.

Mr. Umurzakov currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation for the period From Inception (August 21, 2013) to March 31, 2015:

                   Fees                              Non-Equity      Nonqualified
                  Earned                             Incentive         Deferred
                 Paid in      Stock      Option        Plan          Compensation      All Other
    Name         Cash($)     Awards($)  Awards($)  Compensation($)    Earnings($)    Compensation($)   Total($)
    ----         -------     ---------  ---------  ---------------    -----------    ---------------   --------
Iuldashkhan        -0-          -0-        -0-           -0-              -0-              -0-            -0-
Umurzakov

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Iuldashkhan Umurzakov will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Umurzakov' purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Umurzakov, directly or indirectly, from the Company.

On November 27, 2014, we issued a total of 7,000,000 shares of restricted common stock to Iuldashkhan Umurzakov, our sole officer and director in consideration of $7,000. Further, Mr. Umurzakov has advanced funds to us. As of March 31, 2015, Mr. Umurzakov has advanced to us $751. Mr. Umurzakov will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Umurzakov. Mr. Umurzakov will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Umurzakov does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Umurzakov or the repayment of the funds to Mr. Umurzakov. The entire transaction was oral. We have a verbal agreement with Mr. Umurzakov that, if necessary, he will loan the company funds to complete the registration process.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) November 27, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                         Name and Address of             Amount and Nature of
Title of Class             Beneficial Owner              Beneficial Ownership         Percentage
--------------             ----------------              --------------------         ----------
Common Stock           Iuldashkhan Umurzakov               7,000,000 shares               100%
                       2235 E. Flamingo Rd., #100G,        of common stock
                       Las Vegas, NV 89119                 (direct)

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of November 27, 2014, there were 7,000,000 shares of our common stock issued and outstanding.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

                              PLAN OF DISTRIBUTION

We are registering 7,000,000 shares of our common stock for sale at the price of $0.01 per share.

This is a self-underwritten offering, and Mr. Umurzakov, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Umurzakov will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer:

     1. Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
     2. Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
     3. Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and
     4.   Our sole officer and director meets the conditions of paragraph
          (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:
          A. Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;
          B. Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or
          C. Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

          -    execute and deliver a subscription agreement; and
          - deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Uvic Inc." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2015, there were 7,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Iuldashkhan Umurzakov owns all 7,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada. Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Uvic Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

AJSH & Co., our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. AJSH & Co. has presented its report with respect to our audited financial statements.

                                  LEGAL MATTERS

Securities Compliance Group, Ltd. has opined on the validity of the shares of common stock being offered hereby.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              FINANCIAL STATEMENTS

Our fiscal year end is March 31, 2015. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by AJSH & Co.

Our financial statements from inception to March 31, 2015, immediately follow:

                      INDEX TO AUDITED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheet - As At March 31, 2015 and March 31, 2014                      F-3

Statement of Operations - For the Year ended March 31, 2015, the period from Inception (August 21, 2013) to March 31, 2014 and the period from
Inception (August 21, 2013) to March 31, 2015                                F-4

Statement Of Changes In Stockholder's Deficit - For the period from
inception (August 21, 2013) to March 31, 2015                                F-5

Statement of Cash Flows - For the Year ended March 31, 2015, the period from Inception (August 21, 2013) to March 31, 2014 and the period from
Inception (August 21, 2013) to March 31, 2015                                F-5

Notes to Audited Financial Statements                                        F-7

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Uvic, Inc.

We have audited the accompanying balance sheets of Uvic, Inc. ("the Company") as of March 31, 2015 and 2014, and the related statements of operations, stockholder's equity, and cash flows for the year ended March 31, 2015, for the period August 23, 2013 (inception) through March 31, 2014 and for the period August 23, 2013 (inception) through March 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Uvic, Inc. as of March 31, 2015 and 2014, and the year ended March 31, 2015, the period August 23, 2013 (inception) through March 31, 2014 and the period August 23, 2013(inception) through March 31, 2015 and the results of its operations and its cash flows for the periods then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company is in the development of business and has incurred losses since inception of $1,594. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ AJSH & Co
-----------------------------------------
AJSH & Co,
New Delhi, India
Independent Auditors registered with
Public Company Accounting Oversight Board
Date: May 7, 2015

                                   UVIC, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                                    (AUDITED)

                                                                     March 31, 2015        March 31, 2014
                                                                     --------------        --------------
ASSETS

Current Assets
  Cash                                                                   $  3,507              $      0
  Prepaid expenses                                                            500                     0
  Security deposit                                                            250                     0
                                                                         --------              --------
      Total current assets                                                  4,257                     0
Non-Current assets                                                          1,900                     0
                                                                         --------              --------

Total Assets                                                             $  6,157              $      0
                                                                         ========              ========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities
  Loan from shareholder                                                  $    751              $    206
                                                                         --------              --------
      Total current liabilities                                               751                   206
                                                                         --------              --------

Total Liabilities                                                             751                   206

Stockholders' Equity (Deficit)
  Common stock, $0.001 par value, 75,000,000 shares authorized;
   7,000,000 and 0 shares issued and outstanding at March 31, 2015
   and 2014 respectively                                                    7,000                    --
  Additional paid-in-capital                                                   --                    --
  Deficit accumulated during the development stage                         (1,594)                 (206)
                                                                         --------              --------
Total Stockholders' Equity (Deficit)                                        5,406                  (206)
                                                                         --------              --------

Total Liabilities and Stockholders' Equity (Deficit)                     $  6,157              $      0
                                                                         ========              ========


   The accompanying notes are an integral part of these financial statements.

                                   UVIC, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                    (AUDITED)

                                                                 For the period           For the period
                                                                 from Inception           from Inception
                                             Year ended       (August 21, 2013) to     (August 21, 2013) to
                                           March 31, 2015        March 31, 2014           March 31, 2015
                                           --------------        --------------           --------------
Revenues                                     $    1,307            $       --               $    1,307

Operating expenses
  General and administrative expenses             2,695                   206                    2,901
                                             ----------            ----------               ----------
Net loss from operations                         (1,388)                 (206)                  (1,594)
                                             ----------            ----------               ----------
Loss before taxes                                (1,388)                 (206)                  (1,594)

Provision for taxes                                  --                    --                       --
                                             ----------            ----------               ----------

Net loss                                     $   (1,388)           $     (206)              $   (1,594)
                                             ==========            ==========               ==========
Loss per common share:
  Basic and Diluted                          $    (0.00) *         $       -- **
                                             ==========            ==========
Weighted Average Number of Common
Shares Outstanding:
  Basic and Diluted                           2,378,082                    -- **
                                             ==========            ==========

----------
*    Denotes a loss of less than $(0.01) per share
**   No shares of common stock issued and outstanding during this period


   The accompanying notes are an integral part of these financial statements.

                                   UVIC, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
        FOR THE PERIOD FROM INCEPTION (AUGUST 21, 2013) TO MARCH 31, 2015
                                    (AUDITED)

                                                                                            Deficit
                                                                                           accumulated
                                                   Number of                Additional       during
                                                    Common                   Paid-in      development
                                                    Shares       Amount      Capital         stage           Total
                                                    ------       ------      -------         -----           -----
Balances at August 21, 2013, Inception                   --     $    --      $     --      $      --       $      --

Net loss for the period                                  --          --            --           (206)           (206)
                                                  ---------     -------      --------      ---------       ---------
Balances as of March 31, 2014                            --          --            --           (206)           (206)

Common shares issued for cash at $0.001 per
 share on November 28, 2014                       7,000,000       7,000            --             --           7,000

Net loss for the year                                    --          --            --         (1,388)         (1,388)
                                                  ---------     -------      --------      ---------       ---------

Balances as of March 31, 2015                     7,000,000     $ 7,000      $     --      $  (1,594)      $   5,406
                                                  =========     =======      ========      =========       =========


   The accompanying notes are an integral part of these financial statements.

                                   UVIC, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                    (AUDITED)

                                                                                For the period         For the period
                                                                                from Inception         from Inception
                                                              Year ended     (August 21, 2013) to   (August 21, 2013) to
                                                            March 31, 2015      March 31, 2014         March 31, 2015
                                                            --------------      --------------         --------------
Operating Activities
  Net loss                                                    $ (1,388)           $   (206)              $ (1,594)
  Prepaid expenses                                                (500)                 --                   (500)
  Security deposit                                                (250)                 --                   (250)
                                                              --------            --------               --------
      Net cash used in operating activities                     (2,138)               (206)                (2,344)

Investing Activities                                            (1,900)                 --                 (1,900)
                                                              --------            --------               --------
      Net cash provided by (used in) investing activities       (1,900)                 --                 (1,900)

Financing Activities
  Proceeds from sale of common stock                             7,000                  --                  7,000
  Proceeds from loan from shareholder                              545                 206                    751
                                                              --------            --------               --------
      Net cash provided by financing activities                  7,545                 206                  7,751

Net increase in cash and equivalents                             3,507                   0                  3,507

Cash and equivalents at beginning of the period                      0                  --                     --
                                                              --------            --------               --------

Cash and equivalents at end of the period                     $  3,507            $      0               $  3,507
                                                              ========            ========               ========
Supplemental cash flow information:

Cash paid for:
  Interest                                                    $     --            $     --               $     --
                                                              ========            ========               ========
  Taxes                                                       $     --            $     --               $     --
                                                              ========            ========               ========


   The accompanying notes are an integral part of these financial statements.

                                   UVIC, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
             FOR THE YEARS ENDED MARCH 31, 2015 AND THE PERIODS FROM
             INCEPTION (AUGUST 21, 2013) TO MARCH 31, 2014 AND 2015


NOTE 1 - ORGANIZATION AND BUSINESS OPERATIONS

ORGANIZATION AND DESCRIPTION OF BUSINESS

UVIC, INC. (the "Company", "we" or "us") was incorporated under the laws of the State of Nevada on August 21, 2013 ("Inception") and has adopted March 31 fiscal year end. The Company is in the development stage as defined under Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 915-205 "DEVELOPMENT-STAGE ENTITIES."

NOTE 2 - GOING CONCERN

The Company has incurred a loss since Inception (August 21, 2013) resulting in an accumulated deficit of $1,594 as of March 31, 2015 and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and, or, obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans from directors and, or, the private placement of common stock.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company's year -end is March 31.

REVENUE RECOGNITION
The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, "Revenue Recognition" ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

ACCOUNTS RECEIVABLE
Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

ALLOWANCE FOR DOUBTFUL ACCOUNTS
An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired

CASH AND CASH EQUIVALENTS
For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At March 31, 2015 the Company's bank deposits did not exceed the insured amounts.

BASIC AND DILUTED INCOME (LOSS) PER SHARE
The Company computes income (loss) per share in accordance with FASB ASC 260, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

For the years ended March 31, 2015 and 2014 there were no potentially dilutive debt or equity instruments issued or outstanding and any such shares would have been excluded from the computation because they would have been anti-dilutive as the Company incurred losses in these years.

FAIR VALUE OF FINANCIAL INSTRUMENTS
ASC 820 "FAIR VALUE MEASUREMENTS AND DISCLOSURES" establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets; Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company's loan from shareholder approximates its fair value due to their short-term maturity.

INCOME TAXES
The Company accounts for income taxes pursuant to FASB ASC 740 "INCOME TAXES". Under ASC 740 deferred income taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The provision for income taxes represents the tax expense for the period, if any, and the change during the period in deferred tax assets and liabilities.

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. Under ASC 740, the impact of an uncertain tax position on the income tax return may only be recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. At March 31, 2015, there were no unrecognized tax benefits.

ADVERTISING COSTS
The Company's policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during years ended March 31, 2015 and 2014.

BUSINESS SEGMENTS
ASC 280, "SEGMENT REPORTING" requires use of the "MANAGEMENT APPROACH" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of March 31, 2015 and 2014.

RECENT ACCOUNTING PRONOUNCEMENTS
The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

USE OF ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION
As of March 31, 2015, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable. To date, the Company has not adopted a stock option plan and has not granted any stock options.

NOTE 4 - COMMON STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $ 0.001 per share.

On November 28, 2014, the Company issued 7,000,000 shares of its common stock at $0.001 per share for total proceeds of $7,000.

As at March 31, 2015, 7,000,000 shares of common stock were issued and outstanding.

NOTE 5 - INCOME TAXES

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

                                                 3/31/2014
                                                 ---------

U.S statutory rate                                      34%
Less valuation allowance                               (34)%
                                                  --------
Effective tax rate                                       0%
                                                  ========

The significant components of deferred tax assets and liabilities are as follows:

                                                 31-Mar-2015         31-Mar-2014
                                                 -----------         -----------
Deferred tax assets
  Net operating losses                            $  1,388            $    206
                                                  --------            --------
  Deferred tax liability                                --                  --
                                                  --------            --------
Net deferred tax assets                                472                  70
Less valuation allowance                              (472)                (70)
                                                  --------            --------
Deferred tax asset - net valuation allowance      $     --            $     --
                                                  ========            ========

As of March 31, 2015 the Company had net operating loss carry forwards of $1,594 that may be available to reduce future years' taxable income through 2035. However, the Company's ability to use the carryover net operating loss may be substantially limited or eliminated pursuant to Internal Revenue Code Section
382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of March 31, 2014.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period August 23, 2013 (inception) through March 31, 2015, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

NOTE 6 - LOAN FROM SHAREHOLDER

In support of the Company's efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since August 21, 2013 (Inception) through March 31, 2015, the Company's sole shareholder and director loaned the Company $751 to pay for incorporation costs and operating expenses. As of March 31, 2015, the amount outstanding was $751. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 7 -  COMMITMENTS AND CONTINGENCIES

COMMITMENTS:

The Company currently has no long term commitments as of our balance sheet date.

CONTINGENCIES:

None as of our balance sheet date.

NOTE 8 - NET INCOME(LOSS) PER SHARE

The following table sets forth the information used to compute basic and diluted net income per share attributable to Uvic, Inc. for the period August 23, 2013 (inception) through March 31, 2015:

                                                                     2015
                                                                  ----------

Net Income (Loss)                                                 $   (1,388)
                                                                  ==========
Weighted-average common shares outstanding basic:
  Weighted-average common stock Equivalents                        2,378,082
  Stock options                                                            0
  Warrants                                                                 0
  Convertible Notes                                                        0
                                                                  ----------
Weighted-average common shares outstanding - Diluted               2,378,082
                                                                  ==========
Loss per common share:
  Basic and Diluted                                               $    (0.00)

NOTE 9- SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to March 31, 2015 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS
                        7,000,000 SHARES OF COMMON STOCK

                                    UVIC INC.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 20___, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                                              $    8.13
     Auditor Fees and Expenses                                         $3,500.00
     Legal Fees and Expenses                                           $2,500.00
     EDGAR fees                                                        $1,000.00
     Transfer Agent Fees                                               $1,000.00
                                                                       ---------
     TOTAL                                                             $8,005.13
                                                                       =========

----------
(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Uvic Inc.'s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Uvic Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address                     Date              Shares      Consideration
----------------                     ----              ------      -------------

Iuldashkhan Umurzakov           November 27, 2014    7,000,000       $7,000.00
2235 E. Flamingo Rd., #100G
Las Vegas, NV 89119

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit
Number                      Description of Exhibit
------                      ----------------------
  3.1    Articles of Incorporation of the Registrant
  3.2    Bylaws of the Registrant
  5.1    Opinion of Securities Compliance Group, Ltd.
 10.1    Service Agreement, dated February 24, 2015
 23.1    Consent of AJSH & Co.
 23.2    Consent of Securities Compliance Group, Ltd. (contained in exhibit 5.1)

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales of securities are being made, a post- effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, United States of America, on May 8, 2015.

                                       UVIC INC.


                                       By: /s/ Iuldashkhan Umurzakov
                                          --------------------------------------
                                       Name:  Iuldashkhan Umurzakov
                                       Title: President, Treasurer and Secretary
                                              (Principal Executive, Financial
                                              and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

          Signature                            Title                    Date
          ---------                            -----                    ----

/s/ Iuldashkhan Umurzakov       President, Treasurer, Secretary      May 8, 2015
-----------------------------   and Director (Principal Executive,
Iuldashkhan Umurzakov           Financial and Accounting Officer)

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                                 EXHIBIT INDEX

Exhibit
Number                      Description of Exhibit
------                      ----------------------
  3.1    Articles of Incorporation of the Registrant
  3.2    Bylaws of the Registrant
  5.1    Opinion of Securities Compliance Group, Ltd.
 10.1    Service Agreement, dated February 24, 2015
 23.1    Consent of AJSH & Co.
 23.2    Consent of Securities Compliance Group, Ltd. (contained in exhibit 5.1)